SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) March 22, 2001





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


          Registrant's telephone, including area code: (719) 531-9444


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 2: Acquisition or disposition of assets

     On March 13, 2001 Q-DOT Group, Inc. ("Q-DOT") merged with and into the Company. The Company issued 5,171,731 shares of its common stock to the stockholders of Q-DOT. The purchase price was based upon the average of the session ending per share market price of the Company's common stock for the 20 trading days immediately before the closing date. Such average price was $0.7734 per share. Through its wholly-owned subsidiary, Q-DOT, Inc. ("QI"), Q-DOT specialized in advanced technology research and development for data acquisition, signal processing, imaging and data communications. QI's projects have been supported by conventional government and commercial contracts in addition to Small Business Innovation Research (SBIR) contracts. QI will be operated as a wholly-owned subsidiary of the Company for its government contract research and development operations. Douglas Mitchell, the President, Chief Executive Officer and a director of the Company owned 2,513 shares of Q-DOT common stock (entitling him to 44,386 shares of Simtek common stock pursuant to the merger) and served as a member of Q-DOT's board of directors. Mr. Mitchell abstained from the vote of our board of directors with respect to the approval of the merger.

Item 7: Financial statements, proforma financial information and exhibits

     a) Financial Statements - The financial statements of Q-Dot will be filed by amendment.

     b) Proforma financial information - The proforma financial information will be filed by amendment.

     c) 10.1 - Agreement and Plan of Merger among Simtek Corporation, and Q-DOT Group, Inc. and Q-DOT, Inc.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


March 22, 2001                               By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer
                                                  President and Chief Financial
                                                  Officer (acting)